UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 8, 2005

NEWPAGE CORPORATION

Courthouse Plaza Northeast

Dayton, Ohio  45463

877.855.7243

State of Incorporation:	Delaware

Commission File No.:	333-125952

IRS Employer Identification No.:	05-0616156

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                                             Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On August 8, 2005, the board of directors of NewPage Corporation increased the number of directors from four to nine. The board then elected the following five persons to fill the newly created directorships: John Sheridan, Robert S. Silberman, Jerome F. Tatar, Mike Williams and Steven E. Wynne.

In addition, on August 8, 2005, the newly constituted board of directors established three committees of the board and appointed directors to the committees as follows:

Audit Committee

John Sheridan (Chair)

Jerome F. Tatar

Compensation Committee

Mike Williams (Chair)

Robert S. Silberman

Mark A. Suwyn

Alexander M. Wolf

Compliance Committee:

Steven E. Wynne (Chair)

Robert S. Silberman

Mike Williams

Information on the newly-elected board members is presented below.

John Sheridan is a member of the board of directors of NewPage Corporation, NewPage Holding Corporation (The Direct Parent of NewPage Corporation) and the paper series of Maple Timber Acquisition LLC (The Indirect Parent of NewPage Holding Corporation). Mr. Sheridan is the former president and chief operating officer of Bell Canada. Previously he was president and vice-chairman of Bell Canada. Mr. Sheridan is the chairman of the board of Ballard Power Systems and also serves on the boards of Aliant Inc. and Conference Board of Canada.

Robert S. Silberman is a member of the board of directors of NewPage Corporation, NewPage Holding Corporation and Maple Timber Acquisition LLC. Mr. Silberman has been chairman of the board of Strayer Education, Inc. since February 2003, and chief executive officer of Strayer since March 2001 when he also began serving as a board member. He was Executive in Residence at New Mountain Capital, LLC from August 2000 to March 2001. From 1995 to 2000, Mr. Silberman served in a variety of senior management positions at CalEnergy Company, Inc., including president and chief operating officer. From 1993 to 1995, Mr. Silberman was assistant to the chairman and chief executive officer of International Paper Company. From 1989 to 1993, Mr. Silberman served in several senior positions in the U.S. Department of Defense, including Assistant Secretary of the Army. He serves on the boards of Surgis, Inc. and Danielson Holding Company, and is on the management advisory board of New Mountain Capital, LLC.

Jerome F. Tatar is a member of the board of directors of NewPage Corporation, NewPage Holding Corporation and Maple Timber Acquisition LLC. Mr. Tatar was most recently chairman of the board of directors of MeadWestvaco Corporation in 2002. He served in various capacities within the Mead Corporation beginning in 1973 and ultimately served as chairman, chief executive officer and president of the Mead Corporation from 1997 to 2002. He also serves on the board of directors of Robbins & Myers, Inc. and Bartech Group, Inc.

Mike Williams is a member of the board of directors of NewPage Corporation, NewPage Holding Corporation and Maple Timber Acquisition LLC. Mr. Williams has been a managing director for Cerberus Capital Management, L.P. since September 2004. Mr. Williams was the President & CEO of WAM!NET Government Series Inc. from February 2002 through September 2004. Prior to WAM!NET, Mr. Williams was at Lockheed Martin, where he was President and General Manager of Systems & Technology for the Global Telecommunications Division and Senior VP / VP in a number of commercial, international, satellite telecommunications initiatives within Lockheed Martin/Martin Marietta. Prior to Lockheed Martin/Martin Marietta, Mr. Williams spent 20 years at General Electric in various assignments within GE Aerospace. He serves as chairman of Netco Inc., chairman of DecisionOne Inc., and serves on the board of directors of IAP Worldwide Services.

Steven Wynne is a member of the board of directors of NewPage Corporation, NewPage Holding Corporation and Maple Timber Acquisition LLC. Mr. Wynne has been the President and Chief Executive Officer of Sport Brands International Ltd. since March 2004. From April 2001 through March 2002, and from April 2003 through February 2004, Mr. Wynne was a partner in the Portland, Oregon, law firm of Ater Wynne LLP. Mr. Wynne served as Acting Senior Vice President and General Counsel of FLIR Systems, Inc. from April 2002 through March 2003. Mr. Wynne was President and Chief Executive Officer of adidas America, Inc. from February 1995 to March 2000. Mr. Wynne was formerly Chairman and Chief Executive Officer of eteamz.com from June 2000 through January 2001. He also serves on the board of directors of FLIR Systems, Inc. and Planar Systems, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NewPage Corporation
(Registrant)

Date:	August 12, 2005	/s/ Matthew L. Jesch
Matthew L. Jesch
Vice President and
Chief Financial Officer
(Principal Financial Officer)